UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 21, 2006

TYLERSTONE VENTURES CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 333-121660

Delaware	98-0375406
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

1192 E. Draper Parkway, Suite 518
Draper, Utah 84020
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 303-2555

Former name or former address, if changed since last report: Not Applicable

1136 Martin Street, White Rock, British Columbia, Canada, V4B 3V9

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

          Resignation of Directors and Officers; Appointment of Two New Directors and Officers

          Following the resignations of Louse Murphy and Edward Skoda as officers and directors of Tylerstone Ventures Corporation (the “Registrant”), on October 21, 2006, the Registrant appointed Terry R. Holmes as President and a Director of the Registrant, and Paul S. Clayson as a Director of the Registrant.

          Mr. Holmes has 35 years of high level business experience as a serial entrepreneur successfully starting numerous profitable technology enterprises, primarily in the telephony, software development and interactive voice response (IVR) industries. Mr. Holmes has incubated numerous software applications and commercialized many into companies, which have collective current sales of over $60 million per month. Mr. Holmes founded the first ASP voice mail bureau in the United Stated of America and developed a total of 3 voice mail bureaus, then sold his interest to develop systems for the IVR industry. Mr. Holmes has founded and been CEO and Chairman of several telephony software companies, including; a telephony interconnect company, a telecom consulting company, an MLM ASP software development and licensing company and a health benefit eligibility and enrollment ASP software development and licensing company. Currently, he serves as CEO and Chairman of the Board of TelNetZ, Inc., an ASP telephony and web services company, and as CEO and Chairman of Sequoia Pacific Research Company, L.L.C., an award-winning nano-technology research, development and technology licensing company, which he founded in 2001.

          Mr. Clayson has been a business owner, global strategic planning expert, financial and investment strategist and political advisor for the past 25 years. He currently serves as President and Chief Operating Officer and equity partner of Sequoia Pacific Research Company, an award-winning diversified nanotechnology company. Previously, Mr. Clayson managed congressional campaigns and served as Chief of Staff to two U.S. Congressmen and as a lead advance agent to two U.S. Presidents. Mr. Clayson served as senior management and operations officer for three prominent institutional investment advisory and research firms in Portland, Oregon, growing assets under management from $400 million to over $2 billion in under four years. He also served as senior officer for a Utah publicly traded software technology company where he developed global marketing, business, product development and finance strategies and grew the company from a no-revenue R&D company to a globally commercialized firm with customers world-wide and development contracts with many of the worlds dominant computer, semiconductor, telecom and consumer electronics companies.

          Resignation of Director

          Concurrently with the appointment of Messrs. Holmes and Clayson, Laurence Stephenson resigned as a Director and President of the Company on October 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLERSTONE VENTURES CORPORATION

By: /s/ Terry R. Holmes
Terry R. Holmes, President

Date: November 1, 2006